NEWS COPY	INFORMATION CONTACT:
Dee Johnson
FOR IMMEDIATE RELEASE		(314)719-1869
VIASYSTEMS	COMMENTS ON JAPANESE SUPPLY AND OTHER MATTERS

ST. LOUIS, April 8, 2011 – Viasystems Group, Inc. (NASDAQ:VIAS), a leading provider of complex multi-layer printed circuit boards and electro-mechanical solutions, today commented on the potential effects of supply issues related to the recent natural disasters in Japan and increasing costs of materials and labor.

“Our company has been working with many other companies in the electronics industry to determine the near-term and longer-term impacts of the interruption of the supply of electronic components from Japan,” stated David Sindelar, Viasystems’ CEO. “While we expect only minor impacts on the flow of supplies directly into our operations, the possible impacts on our customers’ future order patterns have been more difficult to assess. Reports of temporary cessation of production in automobile and other factories suggest that component sourcing matters unrelated to our business may result in customers deferring orders of printed circuit boards and assemblies produced by Viasystems.”

“Developments related to Japan can only compound the cost environment challenges which I highlighted in my comments about the results of our final quarter of 2010,” continued Sindelar. “In addition to mandated minimum wage increases in China, that government has begun imposing employment based social taxes on foreign-owned enterprises like ours. And, a continued tightening of labor resources in parts of southern China is resulting in our company experiencing unusually high levels of overtime pay costs for the workers we have retained. Similarly, sustained high demand for electronic components has allowed materials suppliers to command higher prices for their products, on top of the upward market price effects of globally traded commodities like copper and gold.”

“Our sales & marketing teams and our supply chain management teams are heavily engaged with customers and suppliers to work through the current and longer-term issues stemming from the tragedies in Japan,” concluded Sindelar. “And, at the same time, we are also heavily engaged in negotiations for selling price increases for our products to compensate for the labor and materials cost increases.”

Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Viasystems undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings; any actions taken by the Company, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); or developments beyond the Company’s control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A. Risk Factors,” in the annual report on form 10-K filed by Viasystems with the SEC on February 9, 2011 and in Viasystems’ other filings made from time to time with the SEC and available at the SEC’s website, www.sec.gov.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer, printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of electronic equipment, and its E-M Solutions products and services integrate PCBs and other components into electronic equipment, including metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ 15,400 employees around the world serve more than 800 customers in the automotive, industrial and instrumentation, telecom, computer/datacom and military/aerospace end markets. For additional information about Viasystems, please visit the Company’s website at www.viasystems.com.